EXHIBIT I

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated April 13, 1999 with respect to the Common Stock, par value $.01 per share, of American Mobile Satellite Corporation, a Delaware corporation. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby executes this Agreement this 13th day of April 1999.

                                    SINGAPORE TELECOMMUNICATIONS LTD.


                                    By: /s/ Hoh Wing Chee
                                        -----------------
                                        Name:  Hoh Wing Chee
                                        Title: VP (International Network)


                                    TEMASEK HOLDINGS (PRIVATE) LTD.


                                    By: /s/ Ng Kin Meng
                                        ---------------
                                        Name:  Ng Kin Meng
                                        Title: Senior Vice President/
                                               Company Secretary